UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 7, 2006
ReGen Biologics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-20805	23-2476415
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
1509 Commerce Street, East Wing
Franklin Lakes, NJ
(201) 651-5140
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 230.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 230.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Securities Act (17 CFR 230.13e-4(c))

Item 8.01. Other Events.
     ReGen Biologics, Inc. (the “Company”) provided an update indicating feedback was received from the FDA with respect to its 510(k) submission for its collagen scaffold device. In a letter, the FDA indicated that the device is not substantially equivalent (NSE) to existing Class II devices already in receipt of FDA clearance. The Company has submitted an appeal, believing that it has clearly demonstrated the safety and substantial equivalence of its device. The appeal serves to reopen the 510(K) file for a supervisory review and a potential reversal of the NSE decision. The Company intends to vigorously pursue the appeal and all alternatives available to ensure that the device is cleared for marketing in the United States through the least burdensome regulatory pathway.
     The Company will provide further information regarding the status of the 510(k) submission as soon as it has more definitive information with regard to its appeal.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGEN BIOLOGICS, INC.
Date: August 7, 2006	By:	/s/ Brion D. Umidi
Brion D. Umidi
Senior Vice President and Chief Financial Officer